UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2026

AMERICAN BATTERY TECHNOLOGY COMPANY
(Exact name of registrant as specified in its charter)

Nevada	001-41811	33-1227980
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

100 Washington Street, Suite 100 Reno, NV	89503
(Address of principal executive offices)	(Zip Code)

(775) 473-4744

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	ABAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On January 25, 2026, the Board of Directors of the American Battery Technology Company (the “Company”) appointed Alejandro Flores Arteaga to serve as Chief Financial Officer of the Company, effective February 9, 2026 (the “Employment Date”).

Mr. Flores, age 50, brings over 20 years of experience in financial leadership across global automotive, commercial, and manufacturing industries. From July 2022 to October 2025, Mr. Flores served as Chief Financial Officer for a joint venture between Stellantis and Samsung SDI, where he was responsible for all financial, treasury, accounting, and risk management functions. During his tenure, he secured a $7.5 billion U.S. Department of Energy loan to establish advanced EV battery manufacturing capacity in the U.S. and managed a multi-billion-dollar capital expenditure budget. Prior to this, Mr. Flores held various senior financial leadership roles at Stellantis Mexico from 2015 to 2022, including Chief Financial Officer, where he oversaw full P&L accountability, treasury operations, FP&A, accounting, and tax functions. Earlier in his career, he held progressive finance and treasury roles at PACCAR Mexico from 2003 to 2014 and began his career in corporate finance and credit operations at Scotiabank Inverlat from 2001 to 2003. Mr. Flores holds a Bachelor’s Degree in Finance from the Instituto Tecnológico y de Estudios Superiores de Monterrey (ITESM). He is fluent in English and Spanish and has extensive expertise in treasury operations, FP&A, M&A integration, strategic planning, governance, and operational finance.

There is no arrangement or understanding between Mr. Flores and any other persons, pursuant to which he was selected as Chief Financial Officer. Mr. Flores has not engaged in any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. There are no family relationships between Mr. Flores and any director or executive officer of the Company.

On January 25, 2026, the Company entered into an Offer Letter (the “Offer Letter”) with Mr. Flores, pursuant to which Mr. Flores will be an at-will employee of the Company. Pursuant to the Offer Letter, Mr. Flores will receive an annual base salary of $280,000. Mr. Flores’s annual cash bonus target is set at 75% of his annual base salary, which can be received based on the achievement of certain performance milestones. In addition, Mr. Flores is eligible to receive an annual award of restricted stock units (“RSUs”) equal in value to $500,000 and $1,000,000 worth of warrants with a five-year expiration of a quantity and exercise price as calculated by Black-Scholes, both of which are conditioned on the achievement of certain performance milestones. These equity compensation awards will vest 1/16th quarterly from the Employment Date, accruing until the relevant milestone is achieved, until fully vested. The cash bonus and equity compensation awards will be prorated for the first year to reflect the fact that Mr. Flores joined the company approximately halfway through its fiscal year. The foregoing descriptions of the Offer Letter are qualified in their entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 hereto, and the terms of which are incorporated by reference.

Departure of Interim Chief Financial Officer

Jesse Deutsch, the Interim Chief Financial Officer, will retire from the Company effective February 9, 2026. Mr. Deutsch has been a key leader at the Company and the Company thanks Mr. Deutsch for his dedicated leadership.

In connection with Mr. Deutsch’s resignation, and in recognition of his contributions to the Company, the Company will pay a cash bonus of $50,000 to Mr. Deutsch in connection with Mr. Deutsch’s entry into a General Release Agreement dated January 29, 2026, a copy of which is filed as Exhibit 10.2 hereto, and the terms of which are incorporated by reference.

Departure of Chief Mineral Resource Officer

On January 26, 2026, Scott Jolcover notified the Company of his intent to retire and step down as Chief Mineral Resource Officer of the Company, effective January 31, 2026. Mr. Jolcover’s departure is not related to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

In order to support the Company’s continued growth and to retain Mr. Jolcover’s expertise and knowledge, Mr. Jolcover’s will remain with the Company following his resignation in a consulting role. Mr. Jolcover and the Company entered into a Consulting Agreement on January 26, 2026, pursuant to which Mr. Jolcover will provide consulting services to the Company at a rate not to exceed $6,500 per month, where the Consulting Agreement will continue until terminated by either party (the “Separation Date”). Pursuant to the Consulting Agreement, Mr. Jolcover’s previously-awarded but unvested equity compensation will continue to vest on schedule. The Consulting Agreement, among other customary agreements, contains covenants not to compete with the Company’s business and not to solicit the Company’s employees for a period of one year following the Separation Date. The foregoing descriptions of the Consulting Agreement are qualified in their entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.3 hereto, and the terms of which are incorporated by reference.

Amendments to Offer Letters

On January 27, 2026, the Company and Ryan Melsert, the Chief Executive Officer and Chief Technology Officer of the Company, entered into an Amendment to that Certain Offer Letter, dated October 9, 2024 (the “CEO Amendment”). Also on January 27, 2026, the Company and Steven Wu, the Chief Operating Officer of the Company, entered into an Amendment to that Certain Offer Letter, dated October 9, 2024 (the “COO Amendment” and together with the CEO Amendment, the “Amendments”). The Amendments sets forth performance-based milestone criteria for fiscal year 2026 bonus equity compensation. The performance-based bonuses will be pro-rated according to the specific weight of each milestone as set forth in the Amendments. The foregoing is not a complete description of the parties’ rights and obligations under the Amendments, each of which is qualified by reference to the full text and terms of each respective agreement, copies of which are filed as Exhibits 10.4 and 10.5 hereto, and the terms of which are incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, by and between the Company and Alejandro Flores Arteaga, dated January 25, 2026

10.2	Consulting Agreement, by and between the Company and Scott Jolcover, dated January 27, 2026

10.3	Deutsch General Release Agreement, dated January 29, 2026

10.4	Amendment to Offer Letter, by and between the Company and Ryan Melsert, dated January 27, 2026

10.5	Amendment to Offer Letter, by and between the Company and Steven Wu, dated January 27, 2026

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY TECHNOLOGY COMPANY

Date: January 29, 2026	By:	/s/ Ryan Melsert
Ryan Melsert
Chief Executive Officer